Exhibit 99.2

Valeritas Reports Fourth Quarter and

Full Year 2016 Financial Results

Conference Call and Webcast Today, February 21, at 10 a.m. EST

BRIDGEWATER, New Jersey, February 21, 2017 — Valeritas Holdings, Inc. (OTCQB: VLRX) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter and Full Year 2016 Results and Recent Highlights:

•	New cost-efficient commercial strategy results in revenue of $19.6 million for the year, up 8% year-over-year combined with an over 20% decrease in operating expenses

•	Gross profit increased by 80% year over year as the Company continued to show significant improvement in gross margins

•	Dispensed 10 millionth V-Go® Wearable Insulin Delivery Device

•	Enhanced board of directors with addition of Joe Mandato, D.M., an experienced medical device executive

•	Data from study published in January 2017 in which nursing home patients using V-Go had improved glycemic control and use of V-Go was associated with reduced nursing staff time and labor costs for insulin administration

“2016 was a year of redefining and executing on our new U.S. commercial strategy for driving sales of our V-Go Wearable Insulin Delivery Device for patients with type 2 diabetes,” said John Timberlake, President and Chief Executive Officer of Valeritas. “We refocused our sales effort with a cost-effective strategy directed toward high-insulin prescribing physicians resulting in continued revenue growth at lower operational cost. Our continued success has given us confidence that our strategy is working and is ready for careful expansion.”

Fourth Quarter and Full Year 2016 Financial Results

Total revenue for the fiscal fourth quarter of 2016 was $4.8 million, a 4% increase from $4.6 million the same period in 2015. Total revenue for the full year 2016 was $19.6 million, an 8% increase from $18.1 million for the full year 2015. The Company had less than half the number of field based sales represented in both the fourth quarter and the full year compared to 2015.

Gross profit in the fourth quarter of 2016 was $1.8 million, or 37.1% gross margin, an increase from $1.5 million, or 32.8% gross margin, compared to the fourth quarter of 2015. Total gross profit for the full year 2016 was $6.9 million, or 35.5% gross margin, an increase from $3.9 million, or 21.3% gross margin, for the full year 2015.

Operating expenses in the fourth quarter of 2016 were $10.2 million, a 6% increase from $9.6 million in the fourth quarter of 2015. Total operating expenses for the full year 2016 were $40.7 million, a decrease of 21% from $51.2 million for the same period last year.

Operating loss for the fourth quarter 2016 was $8.4 million, an increase of 4% compared to an $8.1 million operating loss in the fourth quarter 2015. Operating loss for the full year 2016 was $33.8 million, a decrease of 29% compared to an operating loss of $47.3 million for the full year 2015.

Net loss for the fourth quarter of 2016 was $9.8 million, compared with net loss of $12.0 million in the fourth quarter of 2015. Net loss for the full year 2016 was $46.4 million, compared to $67.2 million for the full year 2015.

Total cash and cash equivalents were $9.9 million at December 31, 2016, compared to $2.8 million at December 31, 2015. In the second quarter of 2016, the Company completed a private placement of common stock, raising net proceeds of $23.6 million.

Conference Call Information

Valeritas will hold a conference call on Tuesday, February 21, 2017 at 10 a.m. EST / 7 a.m. PST to discuss the results. The dial-in numbers are (877) 201-0168 for domestic callers and (647) 788-4901 for international callers. The conference ID number is 65023780. A live webcast of the conference call will be available on the investor relations page of the Valeritas corporate website at www.valeritas.com.

A replay of the webcast will be available online on the investor relations page of the Valeritas corporate website, www.valeritas.com. In addition, a telephonic replay of the call will be available through February 22, 2017. The replay dial-in numbers are (800) 585-8367 for domestic callers and (416) 621-4642 for international callers. Please use the replay pin number 65023780.

About Valeritas Holdings, Inc.

Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery device for patients with type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Disposable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:

Nick Laudico / Robert Flamm, Ph.D.

The Ruth Group

(646)536-7030 / 7017

IR@valeritas.com

Or

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

Media Contact:

Kirsten Thomas

The Ruth Group

(508)280-6592

PR@valeritas.com

VALERITAS, INC.

Condensed Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)
Revenue, net	$4,796	$4,603	$19,550	$18,097
Cost of goods sold	3,017	3,094	12,606	14,237

Gross margin	1,779	1,509	6,944	3,860

Operating expense:
Research and development	1,207	1,383	4,842	6,523
Selling, general and administrative	8,934	8,222	33,481	44,680
Restructuring	33	—	2,394	—

Total operating expense	10,174	9,605	40,717	51,203

Operating loss	(8,395)	(8,096)	(33,773)	(47,343)

Other income (expense):
Interest expense	(1,549)	(3,938)	(12,151)	(16,317)
Change in fair value of derivative liabilities	113	—	(549)	443
Other Income (expense)	(15)	—	106	—
Offering Costs (including 2014 capitalized IPO costs)	—	—	—	(3,978)

Total other income (expense)	(1,451)	(3,938)	(12,594)	(19,852)

Net loss	$(9,846)	$(12,034)	$(46,367)	$(67,195)

Net loss per share of (recapitalized) common shares outstanding – basic and diluted	$(0.77)	$(10.59)	$(4.88)	$(278.75)
Weighted average common shares outstanding – basic and diluted	12,727,741	1,135,970	9,496,838	241,055

VALERITAS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$9,866	$2,789
Accounts receivable, net	3,462	3,142
Other receivables	173	493
Inventories, net	9,384	10,784
Deferred cost of goods sold	690	863
Prepaid expense and other current assets	569	735

Total current assets	24,144	18,806
Property and equipment, net	10,219	12,091
Other assets	153	279

Total assets	$34,516	$31,176

Liabilities and stockholders’ deficit
Current liabilities:
Current portion of long-term debt, related parties	$—	$69,107
Current portion of capital lease obligation	—	26
Accounts payable	4,591	7,419
Accrued expense and other current liabilities	5,532	5,931
Deferred revenue	1,623	1,895

Total current liabilities	11,746	84,378
Long-term debt, less current portion	58,978	—
Deferred rent liability	70	143
Derivative liabilities	222	—

Total liabilities	71,016	84,521

Stockholders’ deficit
Preferred stock, $0.001 par value; 10,000,000 and 0 shares authorized at December 31, 2016 and 2015 respectively; 0 shares outstanding at December 31, 2016 and 2015	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 12,727,741 and 1,631,738 shares issued and outstanding at December 31, 2016 and 2015, respectively	13	2
Additional paid-in capital	387,726	324,525
Accumulated deficit	(424,239)	(377,872)

Total stockholders’ deficit	(36,500)	(53,345)

Total liabilities and stockholders’ deficit	$34,516	$31,176